                                                                 Exhibit 20.1

                          SERVICER'S CERTIFICATE

            AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

                 --------------------------------------------

                             ANNUAL STATEMENT

                 AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                               SERIES 1996-1

              FOR THE PERIOD APRIL 25 THROUGH DECEMBER 26, 1996

                 --------------------------------------------

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement (as amended and supplemented, the "Series Supplement"), among TRS, as Servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II, as Transferors, and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2.   TRS is, as of the date hereof, the Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Annual Statement is delivered pursuant to sections 5.02(d) of the Series Supplement and contains information with respect to the Trust aggregated for the period April 25, 1996 (the date as of which the Trust assets were initially conveyed to the Trust) through December 26, 1996 (the end of the last monthly period of the Trust in 1996.)





      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 28th day of January, 1997.



                                     AMERICAN EXPRESS TRAVEL RELATED
                                     SERVICES COMPANY, INC., as Servicer

                                     By: /s/ Marianne Thomson
                                        --------------------------------
                                        Name:  Marianne Thomson
                                        Title: Director
                                               Financial Administration

    ACTIVITY AGGREGATED FOR THE PERIOD APRIL 25 THROUGH DECEMBER 26, 1996

I. Trust Activity
------------------------------------------------------------------------------
A. Aggregated Trust Activity
----------------------------               ---------------
Balances at April 25, 1996
Principal Receivable Balance                1,777,276,510
Special Funding Account Balance                         0
Total Principal Balance                     1,777,276,510

Aggregate Finance Charge Collections
 (excluding Discount Option & Recoveries)     199,484,861
Discount Percentage                                 2.00%
Discount Option Receivables Collections        23,487,335
Premium Option Receivables Collections                  0
Recoveries                                      6,212,474
Total Collections of Finance Charge
   Receivables                                229,184,670
Total Collections of Principal Receivables  1,150,879,400
Defaulted Amount                               78,087,716
New Principal Receivables                   1,183,619,989

Balances at December 26, 1996
Principal Receivables Balance               1,731,929,382
Required Minimum Principal Balance          1,070,000,000
Transferor Amount                             731,929,382
Special Funding Account Balance                         0
Total Principal Balance                     1,731,929,382

B. Aggregate Series Allocations	            Series 1996-1        Trust Total
-------------------------------	            ----------------     -------------
Group Number                                            1
Initial invested Amount                     1,000,000,000        1,000,000,000
Adjusted Invested Amount at 12/26/96        1,000,000,000        1,000,000,000
Principal Funding Account Balance                       0                    0
Series Allocation Percentage                      100.00%
Series Alloc. Finance Charge Collections      229,184,670          229,184,670
Series Allocable Recoveries                     6,212,474            6,212,474
Series Alloc. Principal Collections         1,150,879,400        1,150,879,400
Shared Principal Collections                          N/A                  N/A
Series Allocable Defaulted Amount              78,087,716           78,087,716

C. Aggregate Group I Allocations            Series 1996-1        Group I Total
--------------------------------            ----------------     -------------
Investor Finance Charge Collections           132,589,927          132,589,927
Investor Monthly Interest                      44,794,056           44,794,056
Investor Default Amount                        45,179,565           45,179,565
Investor Service Fees                          12,500,000           12,500,000
Investor Additional Amounts                             0                    0
Total                                         102,473,621          102,473,621
Reallocated Investor Finance Charge
  Collections	                                      N/A                  N/A
Available Excess                               30,116,306           30,116,306

    ACTIVITY AGGREGATED FOR THE PERIOD APRIL 25 THROUGH DECEMBER 26, 1996

II. Series 1996-1 Certificates
------------------------------------------------------------------------------
                                                Series         Total Investor  Transferors
A. Aggregate Investor/Transferor Allocations    Allocations    Interest        Interest
--------------------------------------------    -----------    --------------  -----------
Invested /Transferor Amount at 04/25/96         1,777,276,510  1,000,000,000   777,276,510
Adjusted Invested Amount at 12/26/96                      N/A  1,000,000,000           N/A
Collections of Finance Chg. Receivables           229,184,670    132,589,927    96,594,743
Collections of Principal Receivables            1,150,879,400    665,583,811   485,295,590
Defaulted Amount                                   78,087,716     45,179,565    32,908,151
Invested /Transferor Amount at 12/26/96         1,731,929,382  1,000,000,000   731,929,382


                                                                               Collateral
B. Aggregate Funding Requirements                 Class A        Class B         Interest       Total
---------------------------------               -----------    -----------     -----------    ----------
Monthly Interest                                  39,049,944     2,768,417      2,975,694      44,794,056
Investor Default Amount                           39,080,324     2,710,774      3,388,467      45,179,565
Investor Monthly Fees                             10,812,500       750,000        937,500      12,500,000
Investor Additional Amounts                                0             0              0               0
Total                                             88,942,768     6,229,191      7,301,662     102,473,621

Reallocated Investor Finance Charge Collections                                                       N/A


C. Certificates - Balances and Aggregate                                       Collateral
   Distributions                                  Class A        Class B         Interest       Total
 ---------------------------------------        -----------    -----------     ------------  -----------
Certificate Balance at Issuance                 865,000,000    60,000,000      75,000,000    1,000,000,000
Interest Distributions                           39,049,944     2,768,417       2,975,694       44,794,056
Principal Deposits - Prin Funding Acct                    0             0               0                0
Principal Distributions                                   0             0               0                0
Total Distributions                              39,049,944     2,768,417       2,975,694       44,794,056
Certificate Balance at 12/26/96                 865,000,000    60,000,000      75,000,000    1,000,000,000


D. Aggregate Distributions in respect of the Class A Certificates per $1,000 original certificate principal amount.

      1.   Total                                            $            45.14

      2.   Amount in respect of Class A Monthly Interest    $            45.14

      3.   Amount in respect of Class A Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class A Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class A Principal           $             0.00


E. Aggregate Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

      1.   Total amount of Class A Investor Charge-Offs:    $             0.00

      2.   Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                               $             0.00

      3.   Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                   $             0.00

      4.   Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:          $             0.00


F. Aggregate Distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   Total                                            $            46.14

      2.   Amount in respect of Class B Monthly Interest    $            46.14

      3.   Amount in respect of Class B Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class B Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class B Principal           $             0.00


G. Reductions in Class B Invested Amount pursuant to clauses (c), (d), and (e) of the definition of Class B Invested Amount as of December 26, 1996.

      1.   The amount of reductions in Class B
            Invested Amount pursuant to clauses
            (c), (d), and (e) of the definition
            of Class B Invested Amount:                     $             0.00

      2.   The amount of reductions in the
            Class B Invested Amount set forth in
            paragraph 1 above, per $1,000 original
            certificate principal amount:                   $             0.00

      3.   The total amount reimbursed in respect
            of such reductions in the Class B
            Invested Amount:                                $             0.00

      4.   The amount set forth in paragraph 3
            above, per $1,000 original certificate
            principal amount:                               $             0.00


H.   Aggregate Distributions to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
            Interest Holder:                                $     2,975,694.39

      2.   Amount distributed in respect of Collateral
            Monthly Interest:                               $     2,975,694.39

      3.   Amount distributed in respect of Collateral
            Additional Interest:                            $             0.00

      4.   The amount distributed to the Collateral
            Interest Holder in respect of principal
            on the Collateral Invested Amount:              $             0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount as of December 26, 1996.

      1.   The amount of reductions in the
            Collateral Invested Amount pursuant
            to clauses (c), (d), and (e) of the
            definition of Collateral Invested Amount:       $             0.00

      2.   The total amount reimbursed in respect
            of such reductions in the Collateral
            Invested Amount:                                $             0.00

J.   Aggregate Reallocated Principal Collections.

      1.   Reallocated Principal Collections
            Required to fund the Required Amount:           $             0.00

      2    Shared Principal Collections from other
            Series allocated to Series 1996-1:                             N/A


K.   Aggregate Available Principal Collections treated as Shared
Principal Collections:                                      $             0.00

L.   Amount of Series Enhancement drawn upon and allocated to
Series 1996-1:                                              $             0.00